Exhibit 99.1

Flagstar Announces Results of Annual Meeting of Stockholders

Board Authorizes One-for-Ten Reverse Stock Split

TROY, Mich. (September 25, 2012) – Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar” or the “Company”) today announced the voting results from its Annual Meeting of Stockholders, which was held on September 24, 2012, at Flagstar’s national headquarters at 5151 Corporate Drive, Troy, Michigan. At the meeting, Flagstar’s stockholders approved all four of the proposals on the ballot, including the proposal to grant to the Board of Directors (the “Board”) discretionary authority to effect a reverse stock split of Flagstar’s authorized, issued and outstanding common stock at any time prior to October 24, 2012, at an exchange ratio of one-for-ten.

Following the Annual Meeting, the Board authorized the one-for-ten reverse stock split. Flagstar anticipates that it will effect the reverse split on or about October 10, 2012, and that its shares will begin trading on a post-split basis at the opening of trading on or about October 11, 2012. The Company also intends to issue a press release announcing additional details closer to the effective date.

The Board authorized the reverse split after Flagstar’s recent discussions with the New York Stock Exchange (“NYSE”) regarding the Company’s standing with respect to the NYSE’s minimum stock price standard for continued listing. The Board believes that the reverse split is in the best interest of the stockholders as it will ensure that Flagstar’s common stock remains listed on the NYSE.

“We have made significant progress in transforming Flagstar into a more diversified bank and improving the company’s financial performance,” said Joseph P. Campanelli, Chairman of the Board and CEO. “The Board believes that the reverse stock split, combined with our improving results, will further improve the market for Flagstar’s common stock, making it more attractive to a broader range of investors and analysts, while also allowing the Company to regain eligibility for inclusion on the Russell index. We look forward to continuing to execute on our strategic plan and delivering enhanced value to our stockholders.”

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's results of operations, current expectations, plans or forecasts of core business drivers, credit related costs, asset quality, capital adequacy and liquidity, and ability to comply with NYSE continued listing standards, the implementation of the Company's business plan and growth strategies, the impact of the reverse stock split and other similar matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, the Company cannot give you any assurance that its expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. The Company cautions you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including but not limited to, its Forms 10-K and 10-Q: the Company’s ability to cure, and in the future comply with, the NYSE’s minimum stock price standard for continued listing and the impact of the reverse stock split on the interest of institutional investors and stock research analysts, eligibility for stock indices, and the liquidity and price per share of the common stock. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

About Flagstar
Flagstar Bancorp, Inc. (NYSE: FBC) is the holding company for Flagstar Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $14.4 billion in total assets at June 30, 2012, Flagstar is the largest publicly held savings bank headquartered in the Midwest and the largest financial institution headquartered in Michigan. As of June 30, 2012, Flagstar operated 111 branches in Michigan, 30 home loan centers in13 states, and a total of four commercial banking offices in Massachusetts, Connecticut, and Rhode Island. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans in the country. For more information, please visit flagstar.com.